Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Naturade, Inc.
Irvine, California
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2005, relating to the consolidated financial statements of Naturade, Inc. which is included in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Los Angeles, California
October 27, 2005